Exhibit (a)(22)

                                OFFER FOR INNOGY

                  COMPULSORY ACQUISITION OF YOUR INNOGY SHARES

1. The Offeror now intends to exercise its right under English law to acquire your Innogy Shares on the terms of the Offer. This document contains an explanatory letter from the Offeror.

2. You can still accept the Offer by simply completing the enclosed duplicate copy of the Form of Acceptance (you can ignore the references to 26 April
      2002) and returning it to Lloyds TSB Registrars in the reply paid envelope provided (to be received by Lloyds TSB Registrars by 17 July 2002). Please ensure that:

      o     the form has been signed by all shareholders

      o     all signatures have been witnessed

      o you have enclosed your Innogy share certificate(s), which should look similar to this one:

     ---------------------------------------------------------------------------
     Innogy Holdings plc                     ORDINARY SHARES

     CERTIFICATE No.   ACCOUNT No.   TRANSFER No.     DATE     NUMBER OF SHARES

                                 Innogy [Logo]

          Incorporated with limited liability under the Companies Act 1985
                       Registered in England No. 3987817

      This is to certify that the undermentioned is/are the Registered Holder(s) of fully paid Ordinary Shares of 10p each, in Innogy Holdings plc subject to the Memorandum and Articles of Association of the Company.

      NAME(S) AND ADDRESS OF HOLDER(S)             GIVEN UNDER THE SECURITIES
      --------------------------------                 SEAL OF THE COMPANY
                                                      Innogy Holdings plc
      --------------------------------                     SECURITIES
      NUMBER OF ORDINARY SHARES                           Innogy [LOGO]

      -----------------      ---------------     -----------------------
      BarCode A/c No         BarCode Cert No     BarCode No of Shares
      -----------------      ---------------     -----------------------

      THIS CERTIFICATE SHOULD BE KEPT IN A SAFE PLACE. IT WILL BE NEEDED WHEN YOU SELL OR TRANSFER SHARES. NO TRANSFER OF ANY PORTION OF THIS HOLDING WILL BE REGISTERED UNLESS THIS CERTIFICATE IS DEPOSITED AT THE OFFICE OF THE COMPANY'S REGISTRAR. THE REGISTRAR'S ADDRESS IS LLOYDS TSB REGISTRARS, THE CAUSEWAY, WORTHING, WEST SUSSEX BN99 6DA (TELEPHONE NO. 0870 600
      3978). IN ANY CORRESPONDENCE WITH THE REGISTRAR PLEASE QUOTE REFERENCE NUMBER 2217.

                                                                    [CONTROL No]
      --------------------------------------------------------------------------

3. Please note that you will not receive any money for your Innogy Shares unless you either:

      o     Accept the Offer, as described above, before 17 July 2002; or

      o After 17 July 2002, apply in writing to Innogy as described in the letter on the following pages.

THIS LETTER, AND THE ENCLOSED STATUTORY NOTICE, ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, another appropriately authorised independent financial adviser.


                          GBV Funfte Gesellschaft fur Beteiligungsverwaltung mbH
RWE [LOGO]                                                          Opernplatz 1
One Group.                                                         D-45128 Essen
Multi Utilities.                                                         Germany

                                                                     5 June 2002

To holders of INNOGY SHARES who have not yet validly accepted the Offer

Dear Shareholder,

                 RECOMMENDED CASH OFFER FOR INNOGY HOLDINGS PLC

                  COMPULSORY ACQUISITION OF YOUR INNOGY SHARES

We refer to the Offer that we and (outside the United States) Merrill Lynch on our behalf, made on 28 March 2002, for the whole of the issued share capital of Innogy Holdings plc ("Innogy").

The terms of the Offer are as set out in the offer document dated 28 March 2002 (the "Offer Document") and provide for your Innogy Shares to be acquired on the following basis:

                FOR EACH INNOGY SHARE           275 PENCE IN CASH

The Offer was declared wholly unconditional on 27 May 2002 and we have now acquired or contracted to acquire over 90 per cent. of the Innogy Shares to which the Offer relates.

Under the Companies Act 1985, we are now entitled to acquire, on the terms of the Offer, all of the outstanding Innogy Shares for which valid acceptances of the Offer have not yet been received. According to the records of the Receiving Agent, you had not validly accepted the Offer by 31 May 2002. You will therefore find enclosed with this letter the statutory notice advising you that we now intend to exercise our right under section 429 of the Companies Act 1985 to acquire compulsorily your Innogy Shares (the "Statutory Notice").

The Statutory Notice has the effect that the Innogy Shares now held by you will be transferred to us on 17 July 2002. After the transfer, you will be entitled to receive the consideration available to you under the Offer by applying in writing (including your Innogy share certificate(s)) to Innogy for the release of such consideration. Please note therefore that the consideration will not be automatically issued to you on 17 July 2002, but only with your written instruction.

IF YOU WISH TO RECEIVE THE CONSIDERATION AVAILABLE TO YOU MORE QUICKLY, YOU CAN STILL DO SO BY ACCEPTING THE OFFER. To do this, please complete the enclosed Form of Acceptance and return it to the Receiving Agent, Lloyds TSB Registrars, in the reply paid envelope provided.

In order that your form can be processed, please ensure that:

o     the form has been signed by all shareholders;

o     all signatures have been witnessed; and

o     your Innogy share certificate is enclosed.


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


PLEASE NOTE THAT THE ONLY SHARE CERTIFICATE YOU RETURN SHOULD BE OF INNOGY HOLDINGS PLC AND SHOULD LOOK SIMILAR TO THE EXAMPLE OF AN INNOGY SHARE CERTIFICATE ON THE FRONT PAGE OF THIS DOCUMENT. ANY CERTIFICATES EVIDENCING INTERNATIONAL POWER SHARES OR THE SHARES OF ANY OTHER COMPANY MUST NOT BE SENT TO THE RECEIVING AGENT. If you cannot locate your Innogy share certificate, please contact the Helpline and the steps you need to take will be explained to you.

Once the Receiving Agent has received your correctly completed Form of Acceptance and Innogy share certificate, your consideration will be despatched by cheque within fourteen days.

Alternatively, except in the case of certain overseas shareholders as set out in the Offer Document, you may elect to receive Loan Notes instead of all or part of the cash consideration to which you would otherwise be entitled in respect of your Innogy Shares on the basis of (pound)1 nominal value of Loan Notes for every (pound)1 of cash consideration. Summary particulars of the Loan Notes are set out in the Offer Document. If you wish to elect to receive Loan Notes you should complete the relevant box on the Form of Acceptance. Please note that the Loan Note Alternative will not be available after the end of the compulsory acquisition process, 17 July 2002.

Innogy has applied to the UK Listing Authority to cancel the official listing of Innogy's ordinary shares with effect from 17 July 2002. Trading in Innogy ordinary shares on the London Stock Exchange will be discontinued with effect from the same date. It is expected that the listing of the Innogy ADSs will be cancelled with effect from the same date.

If you fail to accept the Offer by 17 July 2002 and do not apply to the Court in the terms set out in the Statutory Notice, and we have not otherwise acquired or contracted to acquire your Innogy Shares, your Innogy Shares will be acquired by us pursuant to and in accordance with Part XIIIA of the Companies Act 1985 on the basis of 275 pence in cash for each Innogy Share.

IF YOU HAVE ANY QUERIES REGARDING THIS LETTER OR AS TO HOW TO COMPLETE THE FORM OF ACCEPTANCE, PLEASE CONTACT THE HELPLINE ON 0845 300 2527 (IF CALLING FROM THE
UK), 866 867 1144 (IF CALLING FROM THE US) OR +44 20 7335 7287 (IF CALLING FROM ELSEWHERE).

                                Yours faithfully

             /s/ Richard Klein                    /s/ Klaus Sturany

    The Directors of GBV Funfte Gesellschaft fur Beteiligungsverwaltung mbH

If you have already validly accepted the Offer in respect of all of your Innogy Shares, please ignore this letter and its enclosures.

If you have sold or otherwise transferred all your Innogy Shares, please send this letter, together with the accompanying statutory notice, as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Australia, Canada or Japan or any other jurisdiction if such action would constitute a violation of the relevant laws in such jurisdiction.

Words or expressions defined in the Offer Document have the same meanings (save where the context otherwise requires) in this letter.

The Offer (including the Loan Note Alternative) is not made, directly or indirectly, in or into, Australia, Canada or Japan and the Offer is not capable of acceptance from within Australia, Canada or Japan. Accordingly, copies of this letter and any other documents relating to the Offer are not being, and must not be, mailed, forwarded or otherwise distributed or sent in, into or from Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from Australia, Canada or Japan. All Innogy Shareholders (including nominees, trustees or custodians) who would, or otherwise intend to, forward this letter and/or the Form of Acceptance should read the details in this regard which are contained in paragraph 6 of Part B of Appendix I on pages 33 to 35 of the Offer Document before taking any action.

To accept the Offer you should complete your Form of Acceptance as follows:

1.    Insert in Box [2] the number of Innogy Shares you hold

2.    Complete Box [3] only if you wish to receive Loan Notes

3.    Sign Box [4] in the presence of a witness

4.    The witness must also sign Box [4], giving his/her name

5. Please enter your daytime telephone number in Box [8], so that you may be contacted in case of queries relating to this Offer

6. Return your signed Form of Acceptance and your Innogy Share Certificate(s) in the reply-paid envelope as soon as possible

7. If you have lost your Innogy Share Certificate you should telephone the Helpline (see below)

                      Remember to enclose in the envelope

      1.    Your Form of Acceptance, signed and witnessed

      2.    Your share certificate(s)

     Please call the Helpline if you have questions relating to the Offer or completing the Form of Acceptance

                     0845 300 2527 if calling from the UK*

                      866 867 1144 if calling from the US

                   +44 20 7335 7287 if calling from elsewhere

* Calls charged at local rate.


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